PRICING SUPPLEMENT NO. 77                                         Rule 424(b)(3)
DATED: October 24, 2000                                       File No. 333-31980
(To Prospectus dated August 8, 2000,
and Prospectus Supplement dated August 11, 2000)

                                       $3,035,893,162
                              THE BEAR STEARNS COMPANIES INC.
                                MEDIUM-TERM NOTES, SERIES B

Principal Amount: $30,000,000    Floating Rate Notes [x]  Book Entry Notes [x]

Original Issue Date: 10/27/2000  Fixed Rate Notes [ ]     Certificated Notes [ ]

Maturity Date: 10/28/2002        CUSIP#: 073928SB0

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------        -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]   Commercial Paper Rate              Minimum Interest Rate:  N/A

[ ]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[ ]   Treasury Rate                      Interest Reset Period:  Daily

[ ]   LIBOR Reuters                      Interest Payment Date(s):  *

[ ]   LIBOR Telerate

[x]   Prime Rate

[ ]   CMT Rate

Initial Interest Rate:  6.87%            Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  -2.63%

* On the 27th of January, April, July and October.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.